
COOPERS     | COOPERS & LYBRAND L.L.P.        | Morris County Financial Center     | telephone (201) 829-9000
& LYBRAND   |                                 | One Sylvan Way                     |
            |                                 | Parsippany, New Jersey 07054       | facsimile (201) 829-9313
            |                                 |                                    |
            | a professional services firm    |                                    |




                                                                  EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Carnegie Bancorp (the "Company") on Form S-8 (File No. 333-xxxxx) of our report dated February 3, 1997, which includes an explanatory paragraph regarding the change in method of accounting for certain investment securities in 1994, on our audits of the consolidated financial statements of Carnegie Bancorp and Subsidiary as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 which is included in the 1996 Annual Report on Form 10-KSB which is incorporated by reference herein. We also consent to the reference to our Firm under the caption "Experts".


                                                       COOPERS & LYBRAND L.L.P.


Princeton, New Jersey
June 16, 1997